UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17100 Laguna Canyon Road, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BOOT	New York Stock Exchange

Item 7.01     Regulation FD Disclosure.

On September 14, 2026, Boot Barn Holdings, Inc. (the “Company”) issued a press release that, among other things, announced its September investor conference schedule, provided updates regarding its second fiscal quarter-to-date performance, reaffirmed its previously-provided same-store sales guidance for the second fiscal quarter, and announced that it expects both total sales and earnings per share for the second fiscal quarter to be at the high end of its previously-announced guidance ranges. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements refer to the Company’s current expectations and projections relating to, by way of example and without limitation, the Company’s financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business, and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “could,” “should,” “can have,” “likely,” “outlook,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. These forward-looking statements are based on assumptions that the Company’s management has made in light of their industry experience and on their perceptions of historical trends, current conditions, expected future developments and other factors that they believe are appropriate under the circumstances. As you consider this Current Report on Form 8-K, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions. These risks, uncertainties, and assumptions include, but are not limited to, the following: decreases in consumer spending due to declines in consumer confidence, local economic conditions, or changes in consumer preferences; the impact that import tariffs and other trade restrictions imposed by the U.S. or other countries have had, and may continue to have, on the Company’s product costs and changes to U.S. or other countries’ trade policies and tariff and import/export regulations; the Company’s ability to effectively execute on its growth strategy; and the Company’s failure to maintain and enhance its strong brand image, to compete effectively, to maintain good relationships with its key suppliers, and to improve and expand its exclusive product offerings. The Company discusses the foregoing risks and other risks in greater detail under the heading “Risk factors” in the periodic reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results and cause them to differ materially from those anticipated in the forward-looking statements. Because of these factors, the Company cautions that you should not place undue reliance on any of these forward-looking statements. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company. Further, any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company does not intend to update or revise the forward-looking statements in this Current Report on Form 8-K after the date of this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit
Exhibit 99.1	Press release dated September 14, 2026.
Exhibit 104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.
Date: September 14, 2026	By:	/s/ James M. Watkins
Name: James M. Watkins
Title: Chief Financial Officer and Secretary